UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

SCHEDULE 14A

______________

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant:      X

Filed by a Party other than the Registrant:

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

  X

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-12

TOWERS WATSON & CO.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  X

No fee required

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

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(4)

Date Filed:

901 N. GLEBE ROAD, ARLINGTON, VA  22203

Towers Watson & Co.  Annual Meeting of Stockholders – November 15, 2013

Please Vote Your Shares Today!

October 17, 2013

Dear Towers Watson & Co. Stockholder:

We recently mailed to you proxy material for the annual meeting of stockholders. Your  vote is extremely important.  According to our records your shares are still un-voted. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares promptly.

Please Vote Your Shares!

Your vote is important. With the November 15, 2013 Annual Meeting now only a few weeks away, please act today to be sure your shares are voted. You can vote by telephone, Internet or mail. For your convenience, a duplicate voting instruction form and return envelope are enclosed, along with Telephone and Internet voting Instructions.

If you have already voted, we thank you for your prompt response. If you have not voted yet, we encourage you to do so without delay. Your vote is needed and valued, regardless of the number of shares you own. In the event that two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.

Thank you for voting!

If you have questions or need assistance voting your shares, you should contact:

InvestorCom, Inc

(877) 972-0090